INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (Reg. No. 333-100831) of Sun Life of Canada (U.S.) Variable Account I of our report dated February 15, 2002 accompanying the financial statements of Sun Life of Canada (U.S.) Variable Account I appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated February 15, 2002 accompanying the financial statements of Sun Life Assurance of Canada (U.S.) appearing in the Statement of Additional Information, which is part of such Registration Statement and to the incorporation by reference of our report dated February 15, 2002 appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2001.

We also consent to the reference to us under the heading "Accountants" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 26, 2002